UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

THE COAST DISTRIBUTION SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9511	94-2490990
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Woodview Avenue, Morgan Hill, California	95037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 782-6686

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Retirement of Director

Ben A. Frydman retired as a member of the Company’s Board of Directors effective May 22, 2015. Mr. Frydman informed the other members of the Board that his decision to retire from the Board of Directors was not due to, and he does not have, any dispute or disagreement with the Company’s operations, policies or practices or with management or any of the other members of the Board.

Adoption of Compensatory Plan for Executive Officers

On May 21, 2015, the Compensation Committee (the Committee”) of the Company’s Board of Directors adopted a management cash bonus plan for the Company’s fiscal year ending December 31, 2015 (the “2015 Plan”). The Plan was first reviewed, considered and discussed by the Committee at a meeting held on March 24, 2015.

Set forth below is a summary of the material terms of that Plan. The summary is not intended to be complete and is qualified in its entirety by reference to the 2015 Plan, a copy of which is attached as Exhibit 99.1 to this Report.

Purpose of the Cash Bonus Plan. The primary purpose of the 2015 Plan is to promote the interests of the Company and its stockholders by (i) providing meaningful financial incentives, in the form of cash bonuses, for the Company’s executive officers and certain key management employees participating in the Plan to make significant contributions to the achievement, by the Company, of financial goals for the Company’s fiscal year ending December 31, 2015 (“fiscal 2015”), and (ii) making a significant portion of each Plan participant’s cash compensation for fiscal 2015 dependent on the Company’s achievement of those goals.

Plan Participants. The Compensation Committee has designated the following executive officers as participants in the 2015 Plan: James Musbach, the Company’s President and Chief Executive Officer; Sandra A. Knell, Executive Vice President and Chief Financial Officer; Dennis Castagnola, Executive Vice President – Proprietary Products; and David Berger, Executive Vice President – Operations (the “Plan Participants”).

Administration of the 2015 Plan. The 2015 Plan will be administered and all decisions and determinations with respect to the Plan will be made by the Compensation Committee. All of the members of the Compensation Committee are independent directors of the Company.

Summary of Bonus Compensation Opportunities and Awards.

1. Financial Performance Requirement. The amount of the bonus award that each Plan participant can earn under the 2015 Plan will be determined on the basis of the Company’s fiscal 2015 earnings before income taxes and non-cash stock based compensation expense (“Adjusted Pretax Earnings”). However, no bonuses will be awarded or paid under the 2015 Plan unless (i) the Company’s Adjusted Pretax Earnings in fiscal 2015 equals or exceeds a minimum financial performance goal under the 2015 Plan, as determined by the Compensation Committee on the basis of the Company’s Board-approved fiscal 2015 operating budget (the “Threshold Performance Goal”), or (ii) a Change of Control of the Company (as defined in the 2015 Plan) is consummated prior to December 31, 2015. If the Threshold Performance Goal is achieved or exceeded, the amount of each Participant’s bonus award will range from 10% up to a maximum of 50% of the Participant’s 2015 annual base salary, depending on the amount of the Company’s fiscal 2015 Adjusted Pre-Tax Earnings.

2. Bonus Opportunities. The Committee has established the following respective Threshold and Maximum Bonus Award opportunities, under the 2015 Plan, for each Plan Participant, in each case expressed as a percentage of his or her annual base salary for fiscal 2015:

	Threshold Bonus Award	Maximum Bonus Award

James Musbach, President & CEO	15.0%	50.0%
Sandra A. Knell, Executive V.P. & Chief Financial Officer	10.0%	45.0%
Dennis Castagnola, Executive V.P. – Proprietary Products	10.0%	45.0%
David Berger, Executive V.P. – Operations	10.0%	45.0%

If the 2015 Threshold Performance Goal is achieved, but not exceeded, then each Plan Participant could earn the Threshold Bonus Award that will be determined by multiplying his or her annual base salary by the Threshold Award Percentage set forth opposite his or her name in the above table. If, on the other hand, the Threshold Performance Goal is exceeded, then, depending on the extent to which the Threshold Performance Goal is exceeded, the Plan Participants could earn bonus awards under 2015 Plan as follows: (i) in the case of the Company’s CEO, ranging from approximately 16% to the maximum of 50% of his 2015 annual base salary, and (ii) in the case of each of the other three Plan Participants, from a minimum of approximately 11% to a maximum of 45% of his or her respective 2015 annual base salary, in each case based on the extent to which the Threshold Performance Goal was exceeded.

3. Conditions to the Awarding and Receipt of Bonus Awards. To be eligible to receive a bonus award under the Plan, a Participant must remain in the Continuous Service of the Company (as defined in the Plan) until the earlier of the following dates: (i) December 31, 2015 or (ii) the business day immediately preceding the date on which, if any, that a Change of Control (as defined in the Plan) of the Company is consummated (the “Eligibility Date”). A Plan Participant that fails to meet this requirement will not be deemed to have earned and will not be entitled to receive any bonus award under the 2015 Plan, whether prorated or otherwise.

4. Determination of Amounts of Bonus Awards. The Compensation Committee will determine whether and the extent to which the Company has achieved or exceeded the Threshold Performance Goal under the 2015 Plan as soon as practicable after the Eligibility Date, but in no event later than the 75th calendar day following the end of fiscal 2015. However, if a Change of Control of the Company were to be consummated prior to December 31, 2015, then, the Compensation Committee will have discretionary authority to award bonuses to the Plan Participants under the Plan, even if the Threshold Performance Goal had not been met prior to the effective date of the Change of Control, and to determine the amount of the bonuses that would be awarded thereunder in that event.

5. Changes to Financial Performance Goal due to Extraordinary Events. The Compensation Committee may adjust or change the respective amounts of the Participants Potential Bonus Awards to reflect the occurrence of (i) any extraordinary event, (ii) any material corporate transaction, (iii) any material changes in corporate capitalization, accounting rules or principles or in the Company’s methods of accounting, (iv) any material changes in applicable law, or (v) any other material change of similar nature (each, an “Extraordinary Event”), but only if the Extraordinary Event was not reasonably foreseeable at the time the amounts of the potential bonus awards under the Plan were established by the Compensation Committee and the Compensation Committee determines, in its sole judgment, that (x) the Threshold Performance Goal would not have been achieved but for the occurrence of such Extraordinary Event, or (y) but for the occurrence of such Extraordinary Event the Threshold Performance Goal would have been achieved. The 2015 Plan provides, however, that the occurrence of changes in the competitive environment or changes in economic or market conditions in the Company’s markets, whether or not expected or reasonably foreseeable, will not by themselves constitute Extraordinary Events that may be the basis for any of the foregoing changes.

6. Amendments to or Termination of 2015 Plan. The 2015 Plan may be amended or terminated by action of the Compensation Committee at any time prior to the close of business on the Eligibility Date. As a result, at any time prior to the Eligibility Date, the amount of any bonus award that a Participant may earn or receive under the 2015 Plan may be changed and a Participant’s rights under the 2015 Plan may be modified or altogether terminated by the Compensation Committee, in its sole and absolute discretion.

7. Payment of Bonus Awards. Subject to satisfaction of any conditions or requirements set forth in the 2015 Plan, a Bonus Award determined by the Committee to have been earned by a Plan Participant will be paid to him or her in cash, less applicable payroll and other withholdings, by no later than the 75th calendar day following the end of fiscal 2015.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibit.

Exhibit No.	Description of Exhibit

99.1	The Coast Distribution System, Inc. 2015 Management Cash Bonus Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COAST DISTRIBUTION SYSTEM, INC.

Date: May 27, 2015	By:	/s/ SANDRA A. KNELL
Sandra A. Knell,
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

99.1	The Coast Distribution System, Inc. 2015 Management Cash Bonus Plan.

E-1